SUB-ITEM 77Q1 (A)

Amendment to the Declaration of Trust

An Amendment, dated May 9, 2017, to the Amended and Restated Declaration of Trust of MFS Series Trust XIII, dated December 16, 2004, as amended, is contained in Post-Effective Amendment No. 65 to the Registration Statement of MFS Series Trust XIII (File No. 2-74959 and File No. 811-3327), as filed with the Securities and Exchange Commission via EDGAR on June 27, 2017, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.